EXHIBIT 10.56

FIFTH AMENDMENT OF

THE GUIDANT EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

This Fifth Amendment of The Guidant Employee Savings and Stock Ownership Plan (“Plan”) is adopted by Guidant Corporation (“Company”).

Background

A.  The Company established the Plan effective January 1, 1995, and most recently restated the Plan in its entirety effective January 1, 2003.

B.  The Company has amended the January 1, 2003 restatement of the Plan by a First, Second, Third and Fourth Amendment.

C.  The Company now wishes to amend the Plan further to make a top-paid group election under Code section 414(q)(1)(B)(ii), provide for the contribution of qualified nonelection contributions to satisfy Code section 401(k)(3), and to reflect the changes identified in IRS Notice 2005-101, including the final regulations under Code sections 401(k) and 401(m).

Amendment

Therefore, effective January 1, 2006 except as otherwise provided, the Plan is amended as follows:

1.  Section 3.03(b)(1)(A)(ii) is amended to read as follows:

(ii)
An Employee who received compensation in excess of $80,000 (as adjusted pursuant to Code section 415(d)) during the preceding Plan Year and was in the top-paid group of employees for the preceding Plan Year.

2.  The last paragraph of Section 3.03(b) is amended to read as follows:

If any highly compensated Employee is a Participant under two (2) or more qualified cash or deferred arrangements (as defined in Code section 401(k)) of the Employer or an affiliate, for purposes of determining the actual deferral percentage for any such Employee for a Plan Year, all salary reduction contributions under all such qualified cash or deferred arrangements in the same Plan Year shall be taken into account.

3.  Section 3.06 is amended by adding a new subsection (i) to read as follows:

(i)
Qualified Nonelective Contributions to Correct Excess Salary Reduction Contributions. In lieu of, or in combination with, the distribution of Excess Salary Reduction Contributions under Section 3.04(b) to satisfy the limitation described at Section 3.03(a), any Employer may make a qualified nonelective contribution (“QNEC”) to the Plan on behalf of one or more Employees who are not highly compensated Employees (as defined in Section 3.03) to cause the limitation to be satisfied. The QNEC made on behalf of an Employee shall be allocated to the Employee’s Participant’s Account and shall be considered a Salary Reduction Contribution for all Plan purposes, except that an Employee may not withdraw it solely on account of a hardship.

4.  Section 7.01(b)(1) is amended to read as follows:

(1)
Hardship withdrawals shall be approved, on a case-by-case basis and in view of all relevant facts and circumstances, only if needed to satisfy an immediate and heavy financial need that is on account of one of the following:

(A)	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C)
Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Code section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B));

(D)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(E)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in

Code section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B)); or

(F)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Guidant Corporation has caused this Fifth Amendment of The Guidant Employee Savings and Stock Ownership Plan to be executed by its duly authorized officer on this __________ day of ___________________, 2006.

GUIDANT CORPORATION By: Printed Name Title